Exhibit 20.3
Page 1 of 3

                    Navistar Financial 1997 - A Owner Trust
                        For the Month of December 1999
                     Distribution Date of January 18, 2000
                            Servicer Certificate #33

Original Pool Amount Initial Receivables               $411,613,980.45
Subsequent Receivables (transferred 5/9/97)             $76,128,743.83
Subsequent Receivables (transferred 5/23/97)            $12,254,010.44

Beginning Pool Balance                                 $116,282,961.46
Beginning Pool Factor                                        0.2384104

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $6,955,680.32
     Interest Collected                                    $934,078.75

Additional Deposits:
     Repurchase Amounts                                          $0.00
     Liquidation Proceeds / Recoveries                     $328,240.04
Total Additional Deposits                                  $328,240.04

Repos / Chargeoffs                                         $177,708.40
Aggregate Number of Notes Charged Off                              108

Total Available Funds                                    $8,217,999.11

Ending Pool Balance                                    $109,149,572.74
Ending Pool Factor                                           0.2237851

Servicing Fee                                               $96,902.47

Repayment of Servicer Advances                                   $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                 $10,874,308.03
     Target Percentage                                           5.25%
     Target Balance                                      $5,730,352.57
     Minimum Balance                                    $10,499,931.43
     (Release) / Deposit                                  ($374,376.60)
     Ending Balance                                     $10,499,931.43

Current Weighted Average APR:                                   9.791%
Current Weighted Average Remaining Term (months):                22.34

Delinquencies                                               Dollars       Notes
     Installments:               1 - 30 days            $1,525,864.26     1,095
                                 31 - 60 days             $585,826.72       376
                                 60+  days                $294,587.32       143

     Total:                                             $2,406,278.30     1,129

     Balances:                   60+  days              $4,091,540.87       143

Memo Item - Reserve Account
     Prior Month                                       $10,499,931.43
+    Invest. Income                                        $43,677.01
+    Excess Serv.                                         $330,699.59
+    Transfer (to) / from Collections Account                   $0.00
     Beginning Balance                                 $10,874,308.03

Exhibit 20.3
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of December 1999

                                                                                     NOTES
                                                            (Money Market)
                                              TOTAL           CLASS A - 1        CLASS A - 2        CLASS A - 3     CLASS B NOTES
                                         $500,000,000.00    $85,000,000.00    $221,500,000.00    $176,000,000.00    $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        0.00%              0.00%            100.00%             0.00%
     Coupon                                                         5.841%             6.350%             6.750%            6.950%

Beginning Pool Balance                   $116,282,961.46
Ending Pool Balance                      $109,149,572.74

Collected Principal                        $6,955,680.32
Collected Interest                           $934,078.75
Charge - Offs                                $177,708.40
Liquidation Proceeds / Recoveries            $328,240.04
Servicing                                     $96,902.47
Cash Transfer from Reserve Account                 $0.00
Total Collections Avail for Debt Service   $8,121,096.64

Beginning Balance                        $116,282,961.46             $0.00              $0.00     $98,782,961.46    $17,500,000.00

Interest Due                                 $657,008.33             $0.00              $0.00        $555,654.16       $101,354.17
Interest Paid                                $657,008.33             $0.00              $0.00        $555,654.16       $101,354.17
Principal Due                              $7,133,388.72             $0.00              $0.00      $7,133,388.72             $0.00
Principal Paid                             $7,133,388.72             $0.00              $0.00      $7,133,388.72             $0.00

Ending Balance                           $109,149,572.74             $0.00              $0.00     $91,649,572.74    $17,500,000.00
Note / Certificate Pool Factor                                      0.0000             0.0000             0.5207            1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                        $7,790,397.05             $0.00              $0.00      $7,689,042.88       $101,354.17

Interest Shortfall                                 $0.00             $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                $0.00             $0.00              $0.00              $0.00             $0.00
     Total Shortfall                               $0.00             $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                             $330,699.59
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance            $10,874,308.03
(Release) / Draw                            ($374,376.60)
Ending Reserve Acct Balance               $10,499,931.43

Exhibit 20.3
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month of December 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                       5                  4                   3                    2                  1
                                    Aug-99             Sep-99              Oct-99               Nov-99              Dec-99
Beginning Pool Balance         $147,729,016.51     $139,373,167.71     $132,134,086.39      $123,175,690.40     $116,282,961.46

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                  $394,307.18         $207,162.45         $181,143.52          $128,310.24         $177,708.40
    Recoveries                     $442,341.22         $579,271.02         $315,981.59          $122,774.52         $328,240.04

Total Charged Off (Months 5, 4, 3)                     $782,613.15
Total Recoveries (Months 3, 2, 1)                      $766,996.15
Net Loss / (Recoveries) for 3 Mos                       $15,617.00(a)

Total Balance (Months 5, 4, 3)                     $419,236,270.61(b)

Loss Ratio Annualized  [(a/b) * (12)]                      0.0447%

Trigger:  Is Ratio > 1.5%                                       No
                                                                           Oct-99               Nov-99              Dec-99

B)   Delinquency Trigger:                                                $1,284,418.50        $1,843,776.55       $4,091,540.87
     Balance delinquency 60+ days                                             0.97206%             1.49687%            3.51861%
     As % of Beginning Pool Balance                                           1.26893%             1.30631%            1.99584%
     Three Month Average

Trigger:  Is Average > 2.0%                                     No

C)   Noteholders Percent Trigger:                          2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                     No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer